Exhibit 99.1

Harris Corporation Reports Fiscal 2015 Third Quarter Results

In Line With Preliminary Third Quarter Estimates

MELBOURNE, Florida, May 5, 2015 — Harris Corporation (NYSE:HRS) reported revenue in the third quarter of fiscal 2015 of $1.19 billion compared with $1.27 billion in the prior year. Income from continuing operations was $126 million, or $1.20 per diluted share on a GAAP basis and $139 million, or $1.32 per diluted share on a non-GAAP basis, excluding acquisition-related costs. In the prior year, GAAP income from continuing operations was $137 million, or $1.27 per diluted share. Orders in the third quarter were $1.21 billion compared with $1.11 billion in the prior year. The company generated strong free cash flow (net cash provided by operating activities less capital expenditures) of $150 million in the third quarter compared with $120 million in the prior year. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

“We had solid performance in the third quarter and expect good operating results for the full fiscal year,” said William M. Brown, chairman, president and chief executive officer. “Our acquisition of Exelis is progressing with debt financing now in place and at favorable terms. And while we received a second request from the Department of Justice in connection with anti-trust clearance, we continue to expect the transaction to close in June.”

RF Communications

RF Communications segment revenue in the third quarter was $451 million compared with $457 million in the prior year. Tactical Communications revenue was $356 million, increasing 6 percent, and Public Safety revenue was $95 million compared with $122 million in the prior year. Segment operating income was $151 million compared with $144 million in the prior year.

Orders for the segment totaled $393 million, including $286 million in Tactical Communications and $107 million in Public Safety. Book-to-bill for the segment was 0.87 and funded backlog was $453 million in Tactical Communications and $501 million in Public Safety.

Tactical radio orders included $47 million and $22 million from two countries in the Middle East, $26 million and $16 million from two NATO countries, and $27 million from the U.S. Special Operations Command. Public Safety orders included $14 million from the Port Authority of New York and New Jersey and $13 million from the Republic of Trinidad and Tobago.

Following the close of the quarter, Harris received a $74 million order from an international customer for the next phase of a tactical communications modernization program. Harris was also awarded a

HARRIS CORPORATION

10-year (5-year base, 5 option years) $3.9 billion ceiling, multi-award Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Army for rifleman radios and associated services under the Joint Tactical Radio System (JTRS) Handheld, Manpack and Small-form Fit (HMS) program.

Government Communications Systems

Government Communications Systems segment revenue in the third quarter was $455 million, decreasing 5 percent compared with $477 million in the prior year. Higher revenue from the U.S. Navy’s Commercial Broadband Satellite Program and the Foundation GEOINT Content Management program was more than offset by lower revenue from space customers and NOAA’s GOES-R weather program. Segment operating income was $75 million compared with $77 million in the prior year. Operating margin was 16.4 percent, reflecting continued strong program execution and favorable product mix.

During the quarter, Harris was awarded an 8-year, $238 million single-award IDIQ contract from the FAA for the Common Support Services–Weather program to design and implement a system that provides real-time weather information across the National Airspace System, and a 5-year, $300 million single-award IDIQ contract from a classified customer to integrate various intelligence systems. Harris also was awarded contracts totaling $133 million from other classified customers, including a 3-year, $23 million contract from a new customer for space situational awareness.

Integrated Network Solutions

Integrated Network Solutions segment revenue in the third quarter was $299 million, decreasing 14 percent compared with $348 million in the prior year. The decline in revenue was primarily from the previously reported wind-down of two IT Services programs. Segment operating income was $12 million compared with $21 million in the prior year.

During the quarter, IT Services was awarded a 10-year, $450 million single-award IDIQ from the Defense Information Systems Agency to provide systems engineering and program management services for the Crisis Management System. CapRock orders included a $35 million, 4-year contract extension from a major offshore oil and gas driller and orders totaling $21 million from a leading energy services company.

Earnings Guidance

Harris reiterated its increased fiscal 2015 guidance announced April 21 for non-GAAP income from continuing operations per diluted share from a range of $4.95 to $5.05 to a range of $5.00 to $5.10 and updated revenue guidance from a decline in a range of 1 to 3 percent to a decline of about 4 percent. Fiscal 2015 non-GAAP guidance does not include any impact from the pending acquisition of Exelis. Fiscal 2015 GAAP results would include potential post-closing revenue and income attributable to Exelis, increased share count from the transaction, and acquisition-related costs that are expected to be in a range of $270 million to $290 million.

HARRIS CORPORATION

Harris will host a conference call today, Tuesday, May 5, 2015 at 8:30 Eastern Time (ET) to discuss its third quarter fiscal 2015 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 32693125. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast and view management’s supporting slide presentation at www.harris.com/webcast/quarterly/2015Q3. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on May 5.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 13,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Attachments: Financial statements (6 tables).

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2015, in each case excluding acquisition-related costs; free cash flow for the third quarter of fiscal 2015 and the third quarter of fiscal 2014, which excludes cash flow for capital expenditures; and the guidance range for expected income from continuing operations per diluted share for fiscal 2015, excluding impacts from the pending acquisition of Exelis. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: statements regarding expectations for solid results for fiscal 2015; statements relating to expected timing and completion of the pending acquisition of Exelis; earnings and revenue guidance for fiscal 2015; the range of expected acquisition-related costs for fiscal 2015; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the actual timing of completion (if any) of the pending acquisition of Exelis and the actual amount and timing of associated acquisition-related costs; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including

HARRIS CORPORATION

potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses; performance of the company’s subcontractors and suppliers; potential claims that the company is infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in the company’s effective tax rate; the potential impact of natural disasters or other disruptions on the company’s operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Exelis; the possibility that Exelis shareholders may not approve the merger agreement; the risk that the parties may not be able to obtain the necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that the company may fail to realize the benefits expected from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the company’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the company and Exelis to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, including the U.S. Government, and on their operating results and businesses generally. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

HARRIS CORPORATION

Table 1

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014
	(In millions, except per share amounts)
Revenue from product sales and services	$1,186.6	$1,267.5	$3,548.3	$3,682.6

Cost of product sales and services	(753.4)	(841.0)	(2,323.8)	(2,410.9)
Engineering, selling and administrative expenses	(220.8)	(203.2)	(603.5)	(615.7)
Non-operating income	0.3	0.2	0.5	4.7
Interest income	0.3	0.7	1.7	2.0
Interest expense	(34.0)	(23.2)	(79.5)	(70.6)

Income from continuing operations before income taxes	179.0	201.0	543.7	592.1
Income taxes	(53.4)	(63.9)	(153.5)	(190.5)

Income from continuing operations	125.6	137.1	390.2	401.6
Discontinued operations, net of income taxes	—	4.1	—	1.4

Net income	125.6	141.2	390.2	403.0
Noncontrolling interests, net of income taxes	0.1	0.2	0.1	0.4

Net income attributable to Harris Corporation	$125.7	$141.4	$390.3	$403.4

Net income per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$1.21	$1.28	$3.73	$3.75
Discontinued operations	—	0.04	—	0.02

	$1.21	$1.32	$3.73	$3.77

Diluted
Continuing operations	$1.20	$1.27	$3.69	$3.72
Discontinued operations	—	0.04	—	0.01

	$1.20	$1.31	$3.69	$3.73

Cash dividends paid per common share	$0.47	$0.42	$1.41	$1.26

Basic weighted average common shares outstanding	103.7	106.2	104.1	106.3
Diluted weighted average common shares outstanding	104.8	107.4	105.2	107.4

Table 2

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014
	(In millions)
Revenue
RF Communications	$450.8	$457.2	$1,270.1	$1,334.8
Government Communications Systems	455.1	476.6	1,370.1	1,321.2
Integrated Network Solutions	298.8	348.0	964.1	1,089.5
Corporate eliminations	(18.1)	(14.3)	(56.0)	(62.9)

	$1,186.6	$1,267.5	$3,548.3	$3,682.6

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$151.0	$143.7	$392.5	$421.0
Government Communications Systems	74.6	77.4	226.1	207.9
Integrated Network Solutions	11.8	21.4	63.4	83.8
Unallocated corporate expense	(23.3)	(17.0)	(54.0)	(47.4)
Corporate eliminations	(1.7)	(2.2)	(7.0)	(9.3)
Non-operating income	0.3	0.2	0.5	4.7
Net interest expense	(33.7)	(22.5)	(77.8)	(68.6)

	$179.0	$201.0	$543.7	$592.1

Table 3

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Quarters Ended
	April 3, 2015	March 28, 2014
	(In millions)
Operating Activities
Net income	$390.2	$403.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	163.9	148.6
Share-based compensation	26.0	28.5
Non-current deferred income taxes	20.0	29.8
Gain on sale of discontinued operations	—	(1.4)
(Increase) decrease in:
Accounts receivable	(86.6)	(75.8)
Inventories	(17.0)	(5.3)
Increase (decrease) in:
Accounts payable and accrued expenses	(111.1)	(46.2)
Advance payments and unearned income	(24.9)	(9.7)
Income taxes	25.7	(10.8)
Other	9.0	(6.7)

Net cash provided by operating activities	395.2	454.0

Investing Activities
Cash paid for intangible assets	—	(3.3)
Additions of property, plant and equipment	(102.3)	(139.7)
Proceeds from sale of Cyber Integration Center	7.0	27.0

Net cash used in investing activities	(95.3)	(116.0)

Financing Activities
Proceeds from borrowings	14.3	5.6
Repayments of borrowings	(46.7)	(82.4)
Proceeds from exercises of employee stock options	34.3	133.9
Repurchases of common stock	(164.8)	(222.1)
Cash dividends	(148.7)	(135.5)
Other financing activities	(24.3)	—

Net cash used in financing activities	(335.9)	(300.5)

Effect of exchange rate changes on cash and cash equivalents	(37.3)	(8.9)

Net increase (decrease) in cash and cash equivalents	(73.3)	28.6

Cash and cash equivalents, beginning of year	561.0	321.0

Cash and cash equivalents, end of quarter	$487.7	$349.6

Table 4

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	April 3, 2015	June 27, 2014
	(In millions)
Assets
Cash and cash equivalents	$487.7	$561.0
Receivables	652.7	566.1
Inventories	635.7	618.7
Income taxes receivable	15.4	28.1
Current deferred income taxes	116.8	112.2
Other current assets	113.8	105.2
Property, plant and equipment	705.5	728.1
Goodwill	1,665.0	1,711.2
Intangible assets	207.2	257.5
Non-current deferred income taxes	71.2	87.3
Other non-current assets	163.5	155.8

	$4,834.5	$4,931.2

Liabilities and Equity
Short-term debt	$27.3	$58.3
Accounts payable	279.6	324.3
Compensation and benefits	178.4	212.8
Other accrued items	301.8	249.8
Advance payments and unearned income	241.0	265.9
Income taxes payable	19.4	—
Current deferred income taxes	0.1	2.1
Current portion of long-term debt	—	1.4
Long-term debt	1,575.8	1,575.8
Long-term contract liability	74.0	83.8
Other long-term liabilities	296.7	331.6
Equity	1,840.4	1,825.4

	$4,834.5	$4,931.2

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations attributable to Harris Corporation, income from continuing operations per diluted common share attributable to Harris Corporation common shareholders and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Income from Continuing Operations Attributable to Harris Corporation and

Income from Continuing Operations per Diluted Common Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

	Quarter Ended April 3, 2015
	As Reported	Adjustment (1)	Non-GAAP
	(In millions, except per share amounts)
Income from continuing operations attributable to Harris Corporation	$125.7	$13.0	$138.7

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$1.20	$0.12	$1.32

(1)	Adjustment is due to costs associated with pending acquisition of Exelis Inc.

Table 6

HARRIS CORPORATION

FY ‘15 Third Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Free Cash Flow

(Unaudited)

	Quarter Ended April 3, 2015	Quarter Ended March 28, 2014
	(In millions)
Net cash provided by operating activities	$173.0	$174.5
Less capital expenditures	(23.2)	(54.7)

Free cash flow	$149.8	$119.8